Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Stallion Oilfield Services, Inc.:

We have issued our report dated August 25, 2006, accompanying the financial statements of Abbeville Offshore Quarters, Inc., as of December 31, 2005 and 2004 and for the three years ended December 31, 2005, contained on pages F-46 to F-57 of the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement on Form S-1 and Prospectus of Stallion Oilfield Services, Inc., and to the use of our name as it appears under the caption “Experts”.

We have issued our report dated June 9, 2006, accompanying the financial statements of Trail Blazer Hot Shot, Inc., as of and for the years ended December 31, 2005 and 2004, contained on pages F-101 to F-110 to the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement on Form S-1 and Prospectus of Stallion Oilfield Services, Inc., and to the use of our name as it appears under the caption “Experts”.

We have issued our report dated April 20, 2006, accompanying the financial statements of GL Trucking and Rental, Inc., as of September 12, 2005 and December 31, 2004, and for the period January 1, 2005 through September 12, 2005 and the year ended December 31, 2004, contained on pages F-111 to F-121 to the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement on Form S-1 and Prospectus of Stallion Oilfield Services, Inc., and to the use of our name as it appears under the caption “Experts”.

We have issued our report dated December 20, 2005, accompanying the financial statements of Separation Services, Inc., as of and for the year ended December 31, 2004, contained on pages F-122 to F-131 of the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement on Form S-1 and Prospectus of Stallion Oilfield Services, Inc., and to the use of our name as it appears under the caption “Experts”.

We have issued our report dated January 19, 2006, accompanying the combined financial statements of Stallion Rentals, L.P. dba Trinity Valley Rentals, as of December 31, 2004 and for the six month periods ended June 30, 2004 and December 31, 2004 of Trinity Valley Rentals, Inc. and Stallion Rentals, L.P., respectively, contained on pages F-132 to F-143 of the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement on Form S-1 and Prospectus of Stallion Oilfield Services, Inc., and to the use of our name as it appears under the caption “Experts”.

We have issued our report dated January 9, 2006, accompanying the financial statements of Envirotech, Inc. as of and for the year ended December 31, 2004, contained on pages F-144 to F-154 to the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned report in the Prospectus of Stallion Oilfield Services, Inc., and to the use of our name as it appears under the caption “Experts”.

We have issued our report dated January 9, 2006, accompanying the financial statements of Double D Enterprises, Inc., as of and for the year ended December 31, 2004, contained on pages F-155 to F-165 to the Registration Statement on Form S-1 and Prospectus. We consent to the use of the aforementioned report in the Registration Statement on Form S-1 and Prospectus of Stallion Oilfield Services, Inc., and to the use of our name as it appears under the caption “Experts”.

UHY Mann Frankfort Stein & Lipp CPAs, LLP

Houston, Texas

April 17, 2007